Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-205888) on Form S-3 and the registration statements (Nos. 333-87225, 333-110008, 333-110009, 333-127762, 333-205889, and 333-291715) on Form S-8 of our reports dated February 27, 2026, with respect to the consolidated financial statements of Cathay General Bancorp and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California

February 27, 2026